EXHIBIT 5.1

RUFFA & RUFFA, P.C.

November 12, 2021

BT Brands, Inc.

405 Main West

Suite 2D

West Fargo, ND 58078

Ladies and Gentlemen:

We have acted as counsel to BT Brands, Inc., a Wyoming corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (No. 333-250957) (the “Initial Registration Statement”) with the Securities and Exchange Commission, including the prospectus which forms a part of the Initial Registration Statement (the “Prospectus”), and a Registration Statement on Form S-1 related thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”), covering an underwritten public offering of (i) up to an aggregate of $14,088,000 of units (the “Units”) consisting of shares (the “Shares”) of the Company’s common stock, par value $0.002 per share (the “Common Stock”), and warrants to purchase shares of Common Stock (the “Common Warrants”), including securities issuable upon the exercise the underwriters’ option to cover over-allotments, if any, (ii) up to an aggregate of $15,496,800 of shares of Common Stock issuable from time to time upon exercise of the Common Warrants (the “Common Warrant Shares”), (iii) warrants to purchase up to an aggregate of $1,239,744 of shares of Common Stock (the “Representatives Warrants”) issued to the Representatives (as defined below) pursuant to the Underwriting Agreement (as defined below), and (iv) up to an aggregate of $1,239,744 of shares of Common Stock (the “Representatives Warrant Shares”) issuable upon exercise of the Representative Warrants. The Shares, the Common Warrants, the Common Warrant Shares, the Representatives Warrants and the Representatives Warrant Shares are collectively referred to as the “Securities.” The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Maxim Group LLC and Joseph Gunnar & Co., LLC, acting as the representatives of the several underwriters named therein (the “Representatives”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statements and the Prospectus, (b) the Company’s Articles of Incorporation and Bylaws, each as currently in effect, and (c) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have undertaken no independent verification with respect to such matters.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of New York as it relates to the Common Warrants and Representatives’ Warrants, the Wyoming Business Corporation Act (including all related provisions of the Wyoming Constitution and all reported judicial decisions interpreting the Wyoming General Corporation Law and the Wyoming Constitution) and the federal laws of the United States of America.

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With regard to our opinion concerning the Units constituting valid and binding obligations of the Company, our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

With regard to our opinion concerning the Common Warrants and Representatives’ Warrants constituting valid and binding obligations of the Company:

(i) Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii) Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii) We express no opinion as to any provision of the Common Warrants and the Representatives’ Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Common Warrants and the Representatives’ Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv) We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Common Warrants and the Representatives’ Warrants.

In rendering this opinion we have assumed that prior to the issuance of the Common Warrants forming part of the Units and the over-allotment option and the Representatives’ Warrants (i) the Registration Statement, as then amended, will have become effective under the Securities Act, and (ii) the Board of Directors of the Company will have taken action to set the sale price of the Common Warrants and the Representatives’ Warrants and the exercise price of the Common Warrants and the Representatives’ Warrants.

With regard to our opinion regarding the Common Warrants and the Representatives’ Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Warrant Shares and the Representatives’ Warrant Shares, of the Company and/or antidilution adjustments to outstanding securities, including the Common Warrants and the Representatives’ Warrants, of the Company cause the Common Warrants and the Representatives’ Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

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Based upon and subject to the foregoing, we are of the opinion that: (i) the Units have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Units will be validly issued, fully paid and non-assessable, and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (ii) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable; (iii) the Common Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Common Warrants, will constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms; (iv) the Common Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Common Warrants, will be validly issued, fully paid and non-assessable; (v) the Representatives’ Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representatives’ Warrants, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (vi) the Representatives’ Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representatives’ Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Ruffa & Ruffa, P.C.

Ruffa & Ruffa, P.C.

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